UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

October 11, 2006

Date of report (Date of earliest event reported)

BINGO.COM, LTD.

 (Exact Name of Registrant as Specified in Its Charter)

ANGUILLA, BRITISH WEST INDIES

(State or Other Jurisdiction of Incorporation)

 333-120120-01                                 98-0206369

         (Commission File Number)              (IRS Employer Identification No.)

National Bank of Anguilla Corporate Building, 1St Floor

St Mary's Road, TV1 02P

The Valley, Anguilla, British West Indies

(Address of Principal Executive Offices)

(264) 461-2646

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BINGO.COM, LTD.

Section 2 - Financial Information

Item 2.01, Completion of Acquisition or Disposition of Assets;.

Effective October 11, 2006, Bingo.com Ltd. ("Bingo.com"), in response to the passage of the new United States legislation aiming to prohibit online gambling to United States citizens and residents, completed an asset disposition for the sale of its entire US Online Gambling business to an unrelated Company. The asset disposition includes the registered online gaming players, the gaming servers, the URL www.winabingo.com and the complete database of real money players. The asset disposition price is $1,200,050 payable at a variable rate over the coming months.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 29, 2006, for personal reasons, Mr Peter Crossgrove retired from the Board of Directors.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)            Financial Statements of Business(es) Acquired

            Not Applicable

(b)        Pro forma Financial Information

            Not Applicable

(c)        Exhibits

            Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            BINGO.COM, LTD.

                                                            Per :     /s/ T. M. Williams

                                                                       T.M. Williams,

                                                                        President and Director